Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of The Kroger Co. of our report dated April 2, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in The Kroger Co.’s Annual Report on Form 10-K for the year ended February 2, 2019.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Cincinnati, Ohio
May 24, 2019